Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-28121 on Form S-8 of our report dated June 20, 2006, appearing in this Annual Report on Form 11-K of the 401(k) Savings Plan of Fiserv, Inc. and Its Participating Subsidiaries for the year ended December 31, 2005.

/s/ Deloitte & Touche

Milwaukee, Wisconsin

June 28, 2006